Joint Filer Information*

JP Acquisition Fund II, L.P.
595 Madison Avenue, Suite 3100
New York, NY  10022

JP Acquisition Fund III, L.P.
595 Madison Avenue, Suite 3100
New York, NY 10022

JPAF Limited Partnership
595 Madison Avenue, Suite 3100
New York, NY  10022

JPAF, Inc.
595 Madison Avenue, Suite 3100
New York, NY  10022 JPAF III LLC
595 Madison Avenue, Suite 3100
New York, NY  10022

Jacobson Partners
595 Madison Avenue, Suite 3100
New York, NY 10022

Michael J. Fuchs
9 West 57th Street
New York, NY 10019

HVS Boxers LLC
9 West 57th Street
New York, NY 10019 Harrison R. Horan
8523 Country Club Drive
Franklin, WI  53132

Geraldine Ann Cachat
c/o Jacobson Partners
595 Madison Avenue, Suite 3100
New York, NY 10022

Trust U/A/D 12/21/87 FBO
Sara Katherine Jacobson
595 Madison Avenue, Suite 3100
New York, NY 10022

Trust FBO Nicolas Karlson
595 Madison Avenue, Suite 3100
New York, NY 10022

*  Please note that Benjamin R. Jacobson is the designated filer for and signing on behalf of all of the joint filers listed above.  The issuer is Childtime Learning Centers, Inc. and the ticker symbol is CTIM for all of the joint filers listed above.  The date of the events requiring this statement for all of the joint filers listed above is December 22, 2003.